Exhibit 5.1

September 19, 2024

Board of Directors

CompoSecure Inc.

309 Pierce Street

Somerset, New Jersey 08873

Re:          CompoSecure, Inc. – Registration Statement on Form S-3MEF

Ladies and Gentlemen:

We have acted as counsel to CompoSecure, Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-3MEF (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by the selling securityholders described in the Registration Statement (the “Selling Securityholders”) of up to 587,609 shares (the “Exchangeable Note Conversion Shares”) of Class A common stock, par value $0.0001 per share (“Common Stock”) issuable upon exchange of CompoSecure Holdings, L.L.C., a Delaware limited liability company and a subsidiary of the Company (“Holdings”), exchangeable senior notes (“Exchangeable Notes”). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (File No. 333-262341) (originally filed as Form S-1 (File No. 333-262341) on January 25, 2022, and as amended by that certain Post-Effective Amendment No. 1, filed on March 16, 2022, and as further amended by Post-Effective Amendment No. 2, filed on March 10, 2023 for the purpose of converting the registration statement on Form S-1 to a registration statement on Form S-3) (the “Prior Registration Statement”), which the Commission declared effective on March 17, 2023. The Prior Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, (ii) the Second Amended and Restated Bylaws of the Company, (iii) the Indenture, dated December 27, 2021, by and among Holdings, the Company, the Guarantors (as defined therein) party thereto and U.S. Bank National Association, (iv) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (v) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, the Exchangeable Note Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law and, upon exchange of the Exchangeable Notes in accordance with the Exchangeable Note subscription agreements, when such Exchangeable Note Conversion Shares are issued and delivered by the Company to the Selling Securityholders, in the manner contemplated by the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law and the laws of the State of New York and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Exchangeable Note Conversion Shares may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any amendments or supplements thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP